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                                                                      EXHIBIT 10



                               GUARANTEE AGREEMENT
                               -------------------

         IN CONSIDERATION of credit heretofore or hereafter extended by Citizens Bank New Hampshire, a guaranty savings bank organized under the laws of the State of New Hampshire, with a mailing address of One Capital Plaza, Concord, New Hampshire 03301 (herein called the "Bank") to White Mountain Cable Construction Corp., a New Hampshire corporation (herein called the "Borrower"), and to enable such credit to be obtained or maintained by Borrower, the undersigned guarantor, Conceptronics, Inc., a Delaware corporation, with an address of ______________________________, _______________, _______________
(herein called the "Guarantor") does hereby guarantee to Bank the prompt payment at maturity, expressed or declared, of all liabilities, primary, secondary, direct, contingent, sole, joint, several or joint and several, and interest thereon, including, without limitation, the obligations contemplated by a Line of Credit Demand Note to Bank, by Borrower in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), an Equipment Term Note to Bank by Borrower in the principal amount of One Million Seven Hundred Eighty Nine Thousand Five Hundred Eighty Nine Dollars and Thirty Cents ($1,789,589.30) and a Term Note to Bank by Borrower in the principal amount of One Million Three Hundred Ten Thousand Four Hundred Ten Dollars and Seventy Cents ($1,310,410.70) plus interest, and all dated October 4, 1996, and any other loan agreement, mortgage or other loan document executed on behalf of Borrower (hereinafter "Instruments"), whether present or future, matured or contingent, along with all other present or future liabilities of Borrower, and/or Borrower and others to Bank (herein collectively called "Liabilities" and singly called "Liability"), as and when due in accordance with their original tenor, without regard to subsequent modification or suspension of Borrower's liability thereon, however arising. If any Liability is not paid by Borrower to Bank promptly when due, Guarantor agrees to pay the same, or, at Bank's option, all Liabilities of Borrower forthwith to Bank upon demand. Guarantor further guarantees to Bank that Borrower will fully, promptly and punctually perform and observe each and every agreement, covenant or condition of any loan agreement, note or mortgage on the part of Borrower to be performed and observed. Guarantor further agrees to pay to Bank upon demand all costs and expenses, including counsel fees, which may be incurred in collection of the Liabilities and/or of Guarantor's Liabilities under this Guarantee.

         1. Guarantor hereby: (a) assents to all terms made or to be made with Bank by Borrower; (b) consents that Bank may: (1) exchange or surrender any collateral now or hereafter held as security for any Liability; (2) waive, release or delay the exercise of any of Bank's rights or remedies with respect to the Liabilities or this Guarantee; (3) renew, extend or modify the terms of any Liability or any instrument evidencing the same; or, (4) advance or readvance to Borrower without prior notice to Guarantor, such advances or readvances to enjoy the full protection of this Guarantee; (c) waives all suretyship defenses and defenses in the nature thereof; and, (d) waives all notices whatsoever in respect to this Guarantee and all liabilities, including, but not limited to, notice of Bank's acceptance hereof or of its intention to act, or of its action in reliance hereon, or of the present existence or future incurring of any Liability or any terms or amounts thereof or any default thereon.




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         2. Guarantor's liability under this Guarantee is absolute and unconditional, and shall not be affected or released by reason of any action taken or not taken by Bank which is herein consented or agreed to, or of any lack of prior enforcement or retention of any rights, against Borrower, Guarantor or any other person or any property. Bank may release all or any part of any liability of any of Guarantor, if more than one, and any such release shall not affect or release any liability hereunder of any of Guarantor not so released. No delay in making demand on Guarantor for payment of the liabilities of Guarantor hereunder shall prejudice Bank's right to enforce such payment. All of Bank's rights and remedies shall be cumulative.

         3. If any Liability of Borrowers shall not be paid to Bank when due, or if any agreement, covenant or condition of any security agreement, note or any of the Instruments shall not be promptly and punctually performed by Borrower, all Liabilities shall be deemed, for the purposes of this Guarantee, to be immediately due, and the obligations of Guarantor hereunder shall be forthwith due, and Bank may forthwith recover from Guarantor the whole amount due hereunder. Bank shall not be bound to exhaust its recourse against Borrower or other persons or upon any collateral or liens it may hold before being entitled to payment from Guarantor of the Liabilities. This is a guarantee of payment, when due, and not merely of collectibility. It is the intention of the parties that this Guarantee may be resorted to in full, and that all Liabilities will become immediately due and owing, notwithstanding that Bank is unable to pursue or exhaust its remedies against Borrower, whether as a consequence of intervening bankruptcy of Borrower, or for any other reasons whatsoever.

         4. Guarantor hereby expressly and irrevocably waives all rights of subrogation, contribution, reimbursement or any other rights in the nature thereof as against Borrower arising in any way from payment made to Bank hereunder and does hereby expressly waive any right, title or interest in or to any of the Liabilities or any proceeds thereof or to any property securing the Liabilities, and Guarantor does hereby expressly acknowledge and agree that Guarantor is not a creditor of Borrower by virtue of this Guarantee. Under no circumstances shall Bank have the obligation to assign, or be deemed to have assigned, its rights in instruments or in security documents to Guarantor in connection with any payments made to Bank by Guarantor pursuant to this Guarantee.

         5. Guarantor hereby irrevocably assigns to Bank, until all Liabilities are paid in full, and its obligations to Bank have terminated, all rights of subrogation and rights in the nature thereof which Guarantor may from time to time have against Borrower by reason of payments made to Bank by Borrower under this Guarantee, and Borrower further agrees with Bank that it may exercise all rights attendant to such subrogation claims as it sees fit, without the prior consent of Guarantor, and may apply all proceeds realized from the subrogation claims, after payment of expenses, to Guarantor's obligations hereunder. Upon payment in full of all Liabilities, and termination of the Instruments, Bank shall reassign any remaining subrogation rights to Guarantor, without recourse.


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        6.   In the event of a petition by or against Borrower, pursuant to 11
U.S.C.101 ET. SEQ., this Guarantee shall not be referred to or considered by a bankruptcy court in making determinations of "adequate protection" pursuant to 11 U.S.C.361 or "indubitable equivalency" pursuant to 11
U.S.C.1129(b)(2)(A)(iii).

        7. This Guarantee has been delivered by Guarantor for BONA FIDE business and/or personal reasons, to wit: Guarantor is the sole shareholder of Borrower, and as such Guarantor will receive direct and financial benefit and advantage from any extension of credit to Borrower from Bank.

        8. For purposes of this Guarantee and notwithstanding contrary provisions in any document executed by Bank and Borrower, all Liabilities shall be deemed immediately accelerated, without notice or demand, and shall become immediately due and owing upon occurrence of any of the following events:

             8.1 In the event Borrower or Guarantor makes an assignment for the benefit of creditors, files a petition in bankruptcy, has an order for relief entered against him, petitions or applies to any tribunal for a receiver or any trustee of any substantial part of its property; or commences any proceeding related to Borrower or Guarantor, under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there is commenced against Borrower or Guarantor, any such proceeding, or Borrower or Guarantor, by any act indicates his consent to, approval of, or acquiescence to, any such proceeding or the appointment of any receiver of, custodian or trustee for Borrower, or any substantial part of his property, or upon the issuance of any attachment or execution against Borrower or Guarantor, or any governmental agency or instrumentality shall seize, appropriate, condemn, occupy or interfere in any manner with any of Borrower's or Guarantor's operation of, all or any substantial portion of his property, or such property or any right of Borrower therein shall be subject to judicial process or condemnation or forfeiture proceedings; or,

             8.2 The substantial diminution of Guarantor's net worth as the same exists as of the date hereof, without the prior written consent of Bank; or,

             8.3   Insolvency of Guarantor.

        9. Guarantor shall furnish Bank within one hundred twenty (120) days of its fiscal year-end consolidating audited financial statements for Guarantor and each subsidiary of Guarantor for such year prepared by an independent Certified Public Accountant reasonably satisfactory to Bank in accordance with generally accepted accounting principles consistently applied.



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         10. If this Guarantee is executed by more than one party, references to
Guarantor include each and all of them and they shall be jointly and severally liable hereunder. It is agreed that Guarantor's liability is independent of any other guaranties at any time in effect with respect to all or any part of the Liabilities, and Guarantor's liability and obligations hereunder may be enforced regardless of the existence of any such other guaranties. This Guarantee shall inure to the benefit of Bank, its successors, assigns, endorsees and any person to whom Bank may grant any interest in any Liability, and shall be binding upon Guarantor and the successors, assigns, heirs, executors, administrators and other legal representatives thereof. This Guarantee shall continue in full force and effect until released by Bank, even if the Liabilities are $0.00.

         IN WITNESS WHEREOF, Guarantor has executed this Guarantee Agreement and delivered the same to Bank this ___ day of February, 1997.


                                         CONCEPTRONICS, INC.



________________________________         By: ________________________________
Witness                                        Name:
                                               Title:



STATE OF NEW HAMPSHIRE
COUNTY OF _______________


         On this the ___ day of February, 1997 before me, the undersigned officer, personally appeared ______________________, who acknowledged himself to be the _________________ of Conceptronics, Inc., a corporation, and that he as such _________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                         ____________________________________
                                         Notary Public/Justice of the Peace
                                         My Commission Expires:



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